UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): September 26, 2014

CHINA BAK BATTERY, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-32898	86-0442833
(State or other jurisdiction	(Commission File No.)	(IRS Employer
of incorporation)		Identification No.)

BAK Industrial Park, Meigui Street
Huayuankou Economic Zone
Dalian, China, 116422
People’s Republic of China
(Address, including zip code, of principal executive offices)

(86)(411)6251-0619
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 5.07. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

On September 26, 2014, China BAK Battery, Inc. (the “Company”) held the 2014 Annual Meeting of Stockholders of the Company (the “Annual Meeting”) in Dalian, China. Holders of the Company’s common stock at the close of business on August 4, 2014 (the “Record Date”) were entitled to vote at the Annual Meeting. As of the Record Date, there were 12,619,597 outstanding shares of common stock entitled to vote. A total of 8,513,228 shares of common stock (67.5%), constituting a quorum, were represented in person or by valid proxies at the Annual Meeting.

The stockholders voted on three proposals at the Annual Meeting. The proposals are described in detail in the Company’s definitive proxy statement dated August 8, 2014 and the relevant portions of which are incorporated herein by reference. The final results for the votes regarding each proposal are set forth below.

Proposal 1: The Company’s stockholders elected five directors to the Board of Directors of the Company to serve for a one year term until the 2015 annual meeting of stockholders. The votes regarding this proposal were as follows:

				Broker
	Votes For	Votes Against	Abstentions	Non-Votes
Xiangqian Li	4,093,241	10,158	1,593	4,408,236
Chunzhi Zhang	4,094,008	10,100	884	4,408,236
Martha C. Agee	4,094,397	9,911	684	4,408,236
Jianjun He	4,093,304	10,304	1,384	4,408,236
Guosheng Wang	4,093,415	10,704	873	4,408,236

Proposal 2: The Company’s stockholders ratified the selection of Crowe Horwath (HK) CPA Limited as the Company’s independent registered accounting firm for the fiscal year ending September 30, 2014. The votes regarding this proposal were as follows:

Votes For	Votes Against	Abstentions
8,321,737	176,107	15,384

Proposal 3: The Company’s stockholders approved the compensation of the Company’s named executive officers as disclosed in the Proxy Statement.

The votes regarding this proposal were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
3,936,115	168,293	1,584	4,407,236

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA BAK BATTERY, INC.

Date: September 29, 2014	By:	/s/ Xiangqian Li
Xiangqian Li
Chief Executive Officer